10F-3 Report

              HYBT Travelers High Yield Bond Trust

      01/01/05           through               06/30/05


ID   Issuer Name                       Trade Date Selling Dealer
Total Amount     Purchase Price
% Received by Fund    % of Issue (1)

.......................................................................

232 Rayovac (due 2015)                  1/21/2005 Bank of America
1,500,000.00             100
0.214%      	2.914%

246 Accuride Corporation                1/26/2005 Lehman Brothers
400,000.00             100
0.145%                 	1.818%

306 Sanmina SCI Corporation (due 2013)  2/16/2005 Bank of America
150,000.00             100
0.038%                    	0.500%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


                   Other Participant Accounts
Issue Amount      Total Received 	All Funds

 232         -Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:

18,900,000.00     700,000,000.00      20,400,000.00

246         -Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
4,600,000.00       275,000,000.00       5,000,000.00

 306         -Includes purchases by other affiliated mutual funds and
discretionary accounts in the amount of:
 1,850,000.00       400,000,000.00       2,000,000.00
________________________________________________________________________


Issuer		       Trade Date	Joint / Lead Manager(s)
Co-Manager(s)	     Selling Group
........................................................................
Rayovac (due 2015)        01/21/05	Banc of America Securities LLC
N/A
		Citigroup
		Merrill Lynch & Co
		ABN Amro Rothschild

Accuride Corporation     01/26/05
N/A
		Citigroup
		Lehman Brothers
		UBS

Sanmina SCI             02/16/05	Banc of America Securities LLC
N/A
Corporation (due 2013	Citigroup           Deutsche Bank Securities Inc
			Merrill Lynch & Co  Key Capital Markets Inc
			ABN Amro Rothschild Piper Jaffray & Co
					    Scotia Capital Inc
				            Wells Fargo Securities